Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

For Tender of Shares of Common Stock

of

DIALOGIC INC.

a Delaware corporation

at

a net price per share of $0.15

Pursuant to the Offer to Purchase

dated October 24, 2014

by

DIALOGIC MERGER INC.

a wholly owned subsidiary of

DIALOGIC GROUP INC.

and a controlled affiliate of

NOVACAP TMT IV, L.P.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT

11:59 PM, EASTERN TIME, ON NOVEMBER 21, 2014,

UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED

(SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”).

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.001 per share (the “Shares”), of Dialogic Inc., a Delaware corporation (“Dialogic”), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the Expiration Time or (iii) all required documents will not reach Computershare Trust Company, N.A. (the “Depositary”) prior to the Expiration Time. This Notice of Guaranteed Delivery may be delivered by overnight courier or mailed to the Depositary. See Section 4 of the Offer to Purchase (as defined below).

The Depositary for the Offer to Purchase is:

By Mail:	By Facsimile Transmission:	By Overnight Courier:
Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	For Eligible Institutions Only: (617) 360-6810 For Confirmation Only Telephone: (781) 575-2332	Computershare c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR A FACSIMILE TRANSMISSION NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 4 OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in Section 3 of the Offer to Purchase) and certificates for Shares (or Book-Entry Confirmation, as defined in Section 3 of the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Dialogic Merger Inc., a Delaware corporation and a wholly-owned subsidiary of Dialogic Group Inc., a Canadian corporation, upon the terms and subject to the conditions set forth in the offer to purchase, dated October 24, 2014 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related letter of transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of shares of Dialogic common stock (the “Shares”) specified below, pursuant to the guaranteed delivery procedure set forth in Section 4 of the Offer to Purchase. Shares tendered by this Notice of Guaranteed Delivery will be excluded from the calculation of the Minimum Tender Condition (as defined in the Offer to Purchase), unless such Shares and other required documents are received by the Depositary prior to the Expiration Time.

Number of Shares and Certificate No(s) (if available)

☐	Check here if Shares will be tendered by book-entry transfer.

Name of Tendering Institution:

DTC Account Number:

Dated:

Name(s) of Record Holder(s):

(Please type or print)

Address(es):
(Zip Code)

Area Code and Tel. No.
(Daytime telephone number)

Signature(s):

Notice of Guaranteed Delivery

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the U.S. Securities Exchange Act of 1934, as amended, and (ii) within three NASDAQ Global Market trading days of the date hereof, (A) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal or (B) guarantees a Book-Entry Confirmation of the Shares tendered hereby into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 4 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, or an Agent’s Message (defined in Section 3 of the Offer to Purchase) in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal.

Name of Firm:

Address:

(Zip Code)

Area Code and Telephone No.:

(Authorized Signature)

Name:
(Please type or print)

Title:

Date:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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